UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

SIMTROL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10927	58-2028246
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2200 Norcross Parkway, Norcross, Georgia 30071
(Address of principal executive offices, including zip code)

(770) 242-7566
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 12, 2007, Simtrol, Inc. (the “Company”) amended the terms of its stock purchase warrants to purchase 2,000 shares of the Company’s common stock at an exercise price of $0.375 per share (the “Warrants”). The Warrants were sold by the Company on March 16, 2007 in a private placement. The Warrants were revised to include a cashless exercise provision and to extend the term of the Warrants from three years to five years. A copy of the form of the revised Warrants is attached hereto as Exhibit 4.1.

The Company believes that there was no offer or sale of securities in connection with the amendment to the Warrants; however, if there is deemed to be an offer or sale of securities, any such offer or sale is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) of the Securities Act. The Company amended the terms of Warrants held by its existing security holders and no commission or other remuneration was paid or given in connection with the amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Stock Purchase Warrants, as amended.

10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTROL, INC.

/s/ Stephen N. Samp
Stephen N. Samp
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: September 18, 2007